  EXHIBIT 10.8

English Translation

Lease Agreement

Lessor (Party A): Fang Qiujin (hereinafter referred to as "Party A")

Lessee (Party B): Kaifeng Jufeel Biotechnology Co., Ltd.

According to the Contract Law of the People's Republic of China and the relevant regulations of the Zhengzhou Municipal Government, Party A and Party B have reached this contract on the basis of lawfulness, voluntariness, equality and mutual benefit, and promised to abide by the contract. The contents of the contract are as follows:

I. The location of the leased property and the equipment condition

Party A leases the property (hereinafter referred to as "the property") located in Changzhou Science and Education Town to Party B as its scientific research base. The area of the property is 260 m2.

II. Lease term

1. The lease term of the property: 36 months, from December 25th, 2015 to December 24th , 2018.

2. Party A shall have the right to take back the property after the expiration of the contract, and Party B shall return the property to Party A on time. Party A shall be informed one month before expiration of the contract, if Party B intends to renew the contract. The contract can be renewed after the permission of Party A.

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III. Contract amount and payment method

1. The rent shall be paid per year, the rent of each phase is RMB 300,000. The rent of contract excludes the relevant taxes which shall be paid by Party A. If the Leasing Permission Certificate is needed, Party A shall assist Party B in obtaining the certificate. Party B shall pay RMB 10,000 down payment to Party A, the down payment is regarded as part of the rent payment of Party B, when Party B pays rent to Party A.

2. The payment of each phase shall be paid before New Year’s Day of each year and the actual payment date is the day that Party A receives the payment.

3. If the payment of Party B is overdue, Party B shall pay 0.5 % of the monthly rent penalty for each day overdue. If Party B does not pay rent over one month, Party A shall have the right of taking back the property and Party B shall pay the rent according to the actual days of use and bear the liability of breach a contract.

Ⅳ. Requirements of leasing the property

1. Party A shall present the Property Ownership Certificate or relevant certificates that can prove leasing property right to Party B.

2. Party B shall pay the water and electric fees during the leasing period. If both parties have other special agreements on this, then both parties shall abide by the special agreements.

3. Party B shall contact Party A in time and bear all the costs, if the property or relevant equipment are damaged caused by inappropriate operation of Party B. While Party A shall bear all the costs, if the property and the relevant equipment are damaged by other reasons or force majeure. The problem shall be negotiated by both parties, if the property or relevant equipment fails to work after repairing.

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V. Changes of property right

1. If Party A transfers the property to a third party through legal procedures, the contract shall keep the same effect with the new owner of the property under the condition of no other agreements.

2. If Party A intends to sell the property, Party B shall have the priority of buying the property under the same condition.

VI. Deposit

In order to make sure that Party B uses the property and relevant equipment appropriately, Party B shall pay RMB10,000 deposit to Party A, when Party B pays down payment to Party A after signing the contract. The deposit will be returned to Party B, after Party A checks the property condition when the contract expires.

VII. Termination of the contract

1. The contract shall be terminated after the expiration of the contract or agreement of both parties.

2. Party B shall return the items listed in the contract and keys of the property to Party A. After the expiration of the contract, all the items of Party B left in the property can be dealt by Party A, and Party B shall not interfere with it.

VIII. Liability of breach of contract

1. If Party A cannot provide the property and relevant equipment in agreed time, Party A shall pay 0.5 % of one month rent as penalty for each day overdue. If Party A does not perform the contract over 7 days, Party B shall have the right of terminating the contract.

2. Without the written permission by Party A, Party B shall pay 10% of one year rent as liquidated damages to Party A, if Party B has the following moves: subletting and lending the property, dismantling the structure, changing the using purpose; using the property for illegal activities, and rent arrears for more than one month.

3. During the lease period, if Party B has not paid the fees of water, electricity, gas, telephone and property management, etc. for over one month. Party A shall have the right to use the deposit to pay for the above expenses, and Party B shall bear all the consequences.

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4. When the lease term expires, if Party B fails to return the well-equipped property to Party A in time, Party B shall pay Party A the liquidated damages of double daily rent according to the actual number of days.

5. If either party breaches the contract during the lease term, the other party has the right to terminate the contract. The defaulting party shall pay 20% of the total annual rent to the other party as liquidated damages. If the actual loss exceeds the total amount of the default, the responsible party shall compensate according to the actual condition.

IX. Disclaimer

If the contract cannot be fully fulfilled due to force majeure such as floods, earthquakes, fires and laws, changes in government policies, etc., Party A and Party B shall not be liable for breach of contract.

X. Special agreement

If Party A or Party B's agent (operator) does not provide a written power of attorney, or the written power of attorney is untrue, the agent (or the manager) shall bear all liability for breach of contract.

XI. Unmentioned matters shall be resolved through negotiation.

XII. Supplementary

1. This contract is made in two copies, which shall take effect after the signature and seal of both parties. Each Party shall hold one copy.

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2. The disputes arising from the performance of this contract between Party A and Party B shall be settled by the negotiation. If the negotiation fails, the case may be brought to the people's court where the property is located.

3. If the address and contact information provided by Party A and Party B changes, the party who changes the information shall notify the other party in time. Otherwise, either Party A or Party B shall notify the other party according to the above address is deemed as the completion of notify obligation, and the consequences shall be borne by the party who changes the information.

Lessor (Party A): Fang Qiujin

Contact:

Signature (seal):

Lessee (Party B): Kaifeng Jufeel Biotechnology Co., Ltd.

Contact:

Signature (seal):

December 25, 2015

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